UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Juniper Networks, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT DATED MARCH 29, 2023

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 10, 2023

On March 29, 2023, Juniper Networks, Inc. (the “Company”) filed its Definitive Proxy Statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”). The Proxy Statement was filed in connection with the Company’s 2023 Annual Meeting of Stockholders to be held on May 10, 2023. This supplement, dated April 7, 2023, to the Proxy Statement is being filed with the SEC and made available to stockholders to update the description of the voting standards and impact of abstentions for certain of the proposals being considered at the annual meeting.

This supplement should be read in conjunction with the Proxy Statement. Except as specifically amended by this supplement, all proposals and information in the Proxy Statement remain unchanged. From and after the date of this supplement, any references in the Proxy Statement to the “proxy statement” are to the Proxy Statement as supplemented hereby.

Revised Text of the Proxy Statement

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On page 30 of the Proxy Statement, in the section titled “Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm,” the paragraph under the heading “Vote Required” is hereby revised in its entirety to read as follows:

“Provided a quorum is present, ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 requires the affirmative vote of the majority of the votes cast on this proposal at the annual meeting.”

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On page 33 of the Proxy Statement, in the section titled “Proposal No. 3 Non-Binding Advisory Vote on Executive Compensation,” the first paragraph under the heading “Vote Required” is hereby revised in its entirety to read as follows:

“Provided a quorum is present, the advisory approval of our executive compensation requires the affirmative vote of the majority of the votes cast on this proposal at the annual meeting.”

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On page 45 of the Proxy Statement, in the section titled “Proposal No. 5 Approval of the Amendment and Restatement of the Juniper Networks, Inc. 2015 Equity Incentive Plan,” the paragraph under the heading “Vote Required” is hereby revised in its entirety to read as follows:

“Provided a quorum is present, approval of the foregoing amendment and restatement of the Juniper Networks, Inc. 2015 Equity Incentive Plan requires the affirmative vote of the majority of the votes cast on this proposal at the annual meeting.”

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On page 93 of the Proxy Statement, in the section titled “General Information,” the paragraph under the heading “What is the impact of an abstention vote?” is hereby revised in its entirety to read as follows:

“Abstentions (shares present at the meeting and voted “abstain”) are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon.”

Important Information

If you have already submitted a proxy and do not wish to change your vote, you need not take any further action. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.